UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 10, 2007

AFFIRMATIVE INSURANCE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-50795 (Commission File Number)	75-2770432 (I.R.S. Employer Identification Number)

4450 Sojourn Drive, Suite 500 Addison, Texas (Address of principal executive offices)		75001 (Zip code)

(972) 728-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry Into a Material Definitive Agreement.

On January 10, 2007, 227 West Monroe Street, Inc., as landlord (“Landlord”) for the premises maintained at the same address, executed a Consent to Assignment among the Landlord, KR Callahan & Company, LLC (“KRCC”), an entity whose sole member and manager is Kevin R. Callahan, the Chairman and Chief Executive Officer of Affirmative Insurance Holdings, Inc. (the “Company”), and Affirmative Property Holdings, Inc. (“Affirmative Property”), an indirect wholly-owned subsidiary of the Company, and approved the assignment (the “Assignment”) of the leasehold interest held by KRCC to the Company with effect from December 1, 2006. Pursuant to the Assignment, KRCC assigned to Affirmative Property all of its right, title and interest in and to the Lease (the “Lease”), dated May 8, 2006, between KRCC, as tenant, and the Landlord, and Affirmative Property agreed with KRCC to assume all obligations of KRCC, as tenant, under the Lease. The Lease relates to approximately 4,000 square feet of office space in Chicago, Illinois that will be used by the Company’s Claims Staff Counsel. The Lease continues until July 31, 2016 and provides for an average monthly rent of approximately $9,690. In addition, Affirmative Property will be responsible for the payment of taxes, common area maintenance charges and other customary occupancy costs. Under the Assignment, the Company agreed to guarantee the payment and performance of all obligations of Affirmative Property under the Lease until such time as the Lease terminates and all obligations of Affirmative Property thereunder are satisfied or Affirmative Property is released by the Landlord of all of its obligations under the Lease.

In connection with the Lease, KRCC had procured a Letter of Credit in favor of the Landlord in the amount of $293,257 as a security deposit against KRCC’s obligations under the Lease. In connection with the Assignment, Affirmative Property agreed to replace KRCC’s Letter of Credit at a future date with a Letter of Credit of like amount issued in favor of the Landlord on Affirmative Property’s behalf.

The Company and Mr. Callahan had agreed at the time of Mr. Callahan’s appointment as the Company’s permanent Chief Executive Officer that the Company or one of its subsidiaries would assume KRCC’s obligations under the Lease. The Audit Committee of the Company’s Board of Directors approved the assumption of the Lease by the Company or one of its subsidiaries on November 6, 2006.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.
By:	/s/ Mark E. Pape
Mark E. Pape
Executive Vice President and Chief Financial Officer

Date: January 17, 2007